 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

THIRD QUARTER 2020 FINANCIAL RESULTS AND HIRING OF EXECUTIVE OFFICER

Calabasas, CA, November 13, 2020 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico” or the “Company”), announced today its consolidated financial results for the three and nine months ended September 30, 2020. For the three months ended September 30, 2020, net loss was $17,940,488 ($3.38 diluted loss per share) compared to net income of $212,467 ($0.04 diluted earnings per share) for the three months ended September 30, 2019. For the nine months ended September 30, 2020, net loss was $19,419,128 ($3.66 diluted loss per share) compared to net loss of $735,284 ($0.14 diluted loss per share) for the nine months ended September 30, 2019. Book value per share was $6.99 and $10.38 at September 30, 2020, and December 31, 2019, respectively.

Results of Operations

	Three Months Ended September 30
			Increase (Decrease)
	2020	2019	$	%

Gross written premium	$9,656,761	$9,444,753	$212,008	2%
Net investment income	$477,145	$518,108	$(40,963)	(8)%
Gross commission and fees	$461,540	$581,100	$(119,560)	(21)%
Losses and loss adjustment expenses	$17,320,051	$5,137,974	$12,182,077	237%
Policy acquisition costs	$1,279,703	$1,194,870	$84,833	7%

The increase in gross written premium during the three months ended September 30, 2020, was due primarily to growth in the Company’s Transportation vertical, transacted by wholly owned subsidiary Crusader Insurance Company (“Crusader”). The Transportation vertical transacts insurance primarily for long-haul trucking operations that are domiciled in California. The growth in the Company’s Transportation vertical was partially offset by coronavirus-related contraction in the Food, Beverage & Entertainment underwriting vertical for Crusader.

The decrease in net investment income during the three months ended September 30, 2020, was due primarily to a decrease in average invested assets and lower market yields.

The decrease in gross commission and fees during the three months ended September 30, 2020, was due primarily to decreases in property and casualty insurance policy fee income and health insurance program commission income.

The increase in loss and loss adjustment expenses during the three months ended September 30, 2020, was due primarily to increases in incurred but not reported (“IBNR”) reserves associated with the Apartments & Commercial Buildings and Transportation verticals resulting from significantly more conservative estimates for expected claims frequency, claims severity and ultimate incurred losses and loss adjustment expenses during the quarterly re-evaluation of the loss and loss adjustment expense reserves as of September 30, 2020.

The increase in policy acquisition costs during the three months ended September 30, 2020, was due primarily to growth in net earned premium.

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	Nine Months Ended September 30
			Increase (Decrease)
	2020	2019	$	%

Gross written premium	$27,644,774	$27,428,336	$216,438	1%
Net investment income	$1,487,335	$1,581,482	$(94,147)	(6)%
Gross commission and fees	$1,388,494	$1,656,371	$(267,877)	(16)%
Losses and loss adjustment expenses	$28,086,342	$15,351,368	$12,734,974	83%
Policy acquisition costs	$3,626,154	$3,571,065	$55,089	2%

The increase in gross written premium during the nine months ended September 30, 2020, was due primarily to growth in the Company’s Transportation vertical, transacted by Crusader. The Transportation vertical transacts insurance primarily for long-haul trucking operations that are domiciled in California. The growth in the Company’s Transportation vertical was partially offset by coronavirus-related contraction in the Food, Beverage & Entertainment underwriting vertical for Crusader.

The decrease in net investment income during the nine months ended September 30, 2020, was due primarily to a decrease in average invested assets and lower market yields.

The decrease in gross commission and fees during the nine months ended September 30, 2020, was due primarily to decreases in property and casualty insurance policy fee income and health insurance program commission income.

The increase in loss and loss adjustment expenses during the nine months ended September 30, 2020, was due primarily to increases in the IBNR reserves associated with the Apartments & Commercial Buildings and Transportation verticals resulting from significantly more conservative estimates for expected claims frequency, claims severity and ultimate incurred losses and loss adjustment expenses during the quarterly re-evaluation of the loss and loss adjustment expense reserves as of September 30, 2020.

The increase in policy acquisition costs during the nine months ended September 30, 2020, was due primarily to growth in net earned premium.

Hiring of Executive Officer

Don J. Esparza joined the Company as Senior Vice President of Distribution and Marketing, and he was appointed executive officer by the Company’s Board of Directors. In his role, Mr. Esparza will be responsible for leading future endeavors into Emerging Markets and reinvigorating the current production sources with new revenue streams. Mr. Esparza has over 20 years of experience in the insurance industry where he most recently served as the Director of Business Development & Distribution for Pacific Compensation, a wholly owned subsidiary of Copperpoint Mutual Insurance Company, and as the Regional Marketing Officer for Zenith Insurance Company, a wholly owned subsidiary of Fairfax Financial Holdings Limited.

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Management Commentary

“This quarter’s results are driven by an increase of approximately $10.3 million of our reserves for “Incurred But Not Reported” (IBNR) losses,” said Ron Closser, Interim President and CEO, and Acting Board Chair. “For the last several years, Unico American’s results have not produced an acceptable return for shareholders and our operating results have led to a rating downgrade and containment of underwriting appetite, all further exacerbated by the impact of Covid-19 on economic conditions within some verticals of our existing business. Since I assumed the role of Interim President and CEO on August 10, 2020, the organization has devoted considerable resources to working with our actuaries, accountants and other internal financial and operational analysts to reexamine two specific areas of concern of mine: the chronic loss development within the Habitation / Apartment vertical, and the significant premium growth within the Transportation vertical which historically has been a challenging industry for all insurance carriers. In determining the appropriate adjustment to our IBNR reserves, Unico did not change any protocols in how we mathematically look at loss development patterns in terms of frequency and severity.”

“This significant adjustment to our reserves reflects our candid and comprehensive reevaluation of our approach toward ongoing loss development and/or adequate loss funding for future severity claims, which we believe to be appropriate in light of our experienced claims development history,” said Closser. “The changes in loss reserves and associated expenses reflect the reality of how claims’ inflation, litigation, and writing higher-severity risks must be adequately funded. Through more rigorous underwriting actions, pricing adequacy, new streams of revenue, realizing savings in operational efficiencies, and by focusing on the mix of our business, Unico is becoming a very different organization. We continue to be committed to offering asset protection to our policyholders, and understand that our shareholders expect a fair rate of return. Over the next few quarters Unico will prove that our commitment to achieve positive financial results is not just a change…it’s the core of our day-forward strategy.”

Definitions and Non-GAAP Financial Measures

Written premium is a non-GAAP financial measure that is defined, under the statutory accounting practices prescribed or permitted by the California Department of Insurance, as the contractually determined amount charged by the insurance company to the policyholder for the effective period of the contract based on the expectation of risk, policy benefits, and expenses associated with the coverage provided by the terms of the policies. Written premium is a required statutory measure. Written premium is defined under U.S. generally accepted accounting principles (“GAAP”) in Accounting Standards Codification Topic 405, “Liabilities,” as “premiums on all policies an entity has issued in a period.” Earned premium, the most directly comparable GAAP measure to written premium, represents the portion of written premium that is recognized as income in the financial statements for the period presented and earned on a pro-rata basis over the terms of the policies. Written premium is intended to reflect production levels and is meant as supplemental information and not intended to replace earned premium. Such information should be read in conjunction with the GAAP financial results.

The following is a reconciliation of gross written premium (before premium ceded to reinsurers) to net earned premium (after premium ceded to reinsurers):

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	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019

Gross written premium	$9,656,761	$9,444,753	$27,644,774	$27,428,336
Less: written premium ceded to reinsurers	(2,021,261)	(1,788,682)	(6,003,698)	(5,205,210)
Net written premium	7,635,500	7,656,071	21,641,076	22,223,126
Change in gross unearned premium	(504,769)	(660,216)	(822,093)	(2,422,025)
Change in ceded unearned premium	(6,459)	(17,157)	(13,466)	(40,140)
Net earned premium	$7,124,272	$6,978,698	$20,805,517	$19,760,961

About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company whose subsidiaries underwrite and market property and casualty insurance, and transact health insurance, insurance premium financing and membership association services. Since 1985, the majority of Unico’s financial activity has been related to the operations of its Crusader Insurance Company subsidiary. For more information concerning Crusader Insurance Company, please visit Crusader’s website at www.crusaderinsurance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (or “the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (or “the Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, the ongoing impact of the coronavirus (COVID-19) pandemic; failure to meet minimum capital and surplus requirements; vulnerability to significant catastrophic property loss; a change in accounting standards issued by the Financial Accounting Standards Board; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; changes in federal or state tax laws; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers and or losses in excess of reinsurance limits; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations; downgrade in financial strength rating by A.M. Best; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; ability to effectively compete; maximization of long-term value and no focus on short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; and difficulty in effecting a change of control or sale of any subsidiaries.

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Please see Part I - Item 1A – “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files or furnishes with the SEC from time-to-time, for other important risks and uncertainties that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	September 30	December 31
	2020	2019
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: $78,352 at September 30, 2020, and $82,002 at December 31, 2019)	$81,669	$83,500
Held-to-maturity:
Fixed maturities, at amortized cost (fair value: $798 at September 30, 2020, and $798 at December 31, 2019)	798	798
Equity securities, at fair value (cost: $1,515 at September 30, 2020, and $0 at December 31, 2019)	1,558	—
Short-term investments, at fair value	200	2,197
Total Investments	84,225	86,495
Cash and cash equivalents	5,706	5,782
Accrued investment income	457	397
Receivables, net	3,810	4,019
Reinsurance recoverable:
Paid losses and loss adjustment expenses	886	686
Unpaid losses and loss adjustment expenses	23,349	14,726
Deferred policy acquisition costs	3,619	3,620
Property and equipment, net	10,272	10,227
Deferred income taxes	—	3,925
Other assets	456	430
Total Assets	$132,780	$130,307

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$74,334	$55,067
Unearned premiums	18,632	17,810
Advance premium and premium deposits	360	219
Accrued expenses and other liabilities	2,364	2,130
Total Liabilities	95,690	75,226

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par value – authorized 10,000,000 shares; 5,305,112 and 5,306,720, shares issued and outstanding at September 30, 2020, and December 31, 2019, respectively	3,772	3,773
Accumulated other comprehensive income	2,621	1,183
Retained earnings	30,697	50,125
Total Stockholders’ Equity	37,090	55,081

Total Liabilities and Stockholders' Equity	$132,780	$130,307

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
REVENUES
Insurance company operation:
Net earned premium	$7,124	$6,978	$20,806	$19,761
Investment income	477	518	1,487	1,581
Net realized investments gains (losses)	38	—	40	(13)
Net unrealized investments gains on equity securities	20	—	43	—
Other income	75	115	278	23
Total Insurance Company Operation	7,734	7,611	22,654	21,352

Other insurance operations:
Gross commissions and fees	462	581	1,388	1,656
Finance charges and fees earned	57	67	192	170
Other income	7	—	7	11
Total Revenues	8,260	8,259	24,241	23,189

EXPENSES
Losses and loss adjustment expenses	17,320	5,138	28,086	15,351
Policy acquisition costs	1,280	1,195	3,626	3,571
Salaries and employee benefits	2,585	1,021	4,959	3,062
Commissions to agents/brokers	23	41	73	132
Other operating expenses	1,398	533	3,373	1,897
Total Expenses	22,606	7,928	40,117	24,013

Income (loss) before taxes	(14,346)	331	(15,876)	(824)
Income tax expense (benefit)	3,594	119	3,543	(88)
Net Income (loss)	$(17,940)	$212	$(19,419)	$(736)

PER SHARE DATA:
Basic
Earnings (loss) per share	$(3.38)	$0.04	$(3.66)	$(0.14)
Weighted average shares	5,305,742	5,306,747	5,306,068	5,306,929
Diluted
Earnings (loss) per share	$(3.38)	$0.04	$(3.66)	$(0.14)
Weighted average shares	5,305,742	5,306,747	5,306,068	5,306,929

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Nine Months Ended
	September 30
	2020	2019
Cash flows from operating activities:
Net loss	$(19,419)	$(736)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	568	403
Bond amortization, net	(16)	24
Bad debt expense	7	(21)
Net realized investment (gains) losses	(32)	13
Net unrealized investment gains on equity securities	(43)	—
Changes in assets and liabilities:
Net receivables and accrued investment income	143	(576)
Reinsurance recoverable	(8,824)	(5,616)
Deferred policy acquisition costs	1	(309)
Other assets	(26)	265
Unpaid losses and loss adjustment expenses	19,267	(1)
Unearned premiums	822	2,422
Advance premium and premium deposits	141	177
Accrued expenses and other liabilities	234	434
Income taxes current/deferred	3,543	(112)
Net Cash Used by Operating Activities	(3,634)	(3,633)

Cash flows from investing activities:
Purchase of fixed maturity investments	(14,757)	(8,287)
Purchase of equity securities	(1,515)	—
Proceeds from maturity of fixed maturity investments	12,318	7,314
Proceeds from sale or call of fixed maturity investments	6,138	3,473
Net decrease in short-term investments	1,997	4,491
Additions to property and equipment	(613)	(746)
Net Cash Provided by Investing Activities	3,568	6,245

Cash flows from financing activities:
Repurchase of common stock	(10)	(2)
Net Cash Used by Financing Activities	(10)	(2)

Net (decrease) increase in cash and cash equivalents	(76)	2,610
Cash and cash equivalents at beginning of period	5,782	4,918
Cash and Cash Equivalents at End of Period	$5,706	$7,528

Supplemental cash flow information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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